UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22809 Pacific Coast Highway, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

The Crypto Company (the “Company”) is hereby relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Q1 Form 10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our normal interactions with our auditors. The Company has a minimal accounting staff and historically provided its auditors with full access to work papers and related information. Because the audit personnel are now working remotely as much as possible, and relying on our minimal staff to furnish work papers and other documents, the Company’s ability to complete its audit and file the Q1 Form 10-Q prior to its due date is delayed. Notwithstanding the foregoing, the Company expects to file the Q1 Form 10-Q no later than June 29, 2020 (which is 45 days from the Q1 Form 10-Q’s original filing deadline of May 15, 2020).

In light of the current COVID-19 pandemic, the Company discloses the following Risk Factor:

We are unable to predict the impact of COVID-19 on our company.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On March 11, 2020 the World Health Organization characterized the spread of the coronavirus disease (“COVID-19”) as a “pandemic”. The significant reach of COVID-19 has resulted in a widespread public health issue that has and could continue to adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition, including a decrease in demand for blockchain technology consultation services and, in particular, blockchain technology conferences, consultations or discussions performed in a live setting. Specifically, our educational webinars may face a decline in attendance and industry conferences may be postponed or cancelled, reducing our ability to advertise and obtain new clientele. Demand for blockchain consulting services in general may decline due to a potential economic downturns relating to COVID-19. The ultimate extent of the impact of COVID-19 on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity (or lessening thereof) of COVID-19 and actions taken to contain or prevent its further spread, among others. These and other potential impacts of COVID-19 could therefore materially and adversely affect our business, financial condition and results of operations. As a result of these uncertainties, we are unable to predict the overall impact on our company at this time. Our senior management will continue to monitor our situation on a daily basis; however, we expect that these factors and others we have yet to experience will materially adversely impact our company, its business and operations for the foreseeable future.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: May 15, 2020
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

3